Exhibit 10.2

FORM OF

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
DGSE COMPANIES, INC.

THIS WARRANT AND THE SHARES (AS HEREINAFTER DEFINED) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS WARRANT (this “Warrant”) CERTIFIES THAT, upon the terms and subject to the conditions set forth herein, Elemetal, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has been granted the right to purchase from DGSE Companies, Inc., a Nevada corporation (the “Company”), during the Term (as hereinafter defined), 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of U.S. $0.65 per Share (the “Exercise Price”) (subject to adjustment hereunder). Until the earlier of the Expiration Date (as hereinafter defined) and such time as this Warrant is exercised in full, the Exercise Price and the number of Shares (or consideration) issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Stock Purchase Agreement, dated June 20, 2016 (the “Stock Purchase Agreement”), among the Company, the Holder and NTR Metals, LLC, a limited liability company organized and existing under the laws of the State of Texas.

1.          Term. Upon the terms and subject to the conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time, or from time to time, during the period (such period, the “Term”) commencing at 5:00 p.m., Eastern time, on ______________, 2016 (the “Effective Date”) and ending at 5:00 p.m., Eastern time, on _____________, 2018 (the “Expiration Date”). Any portion of this Warrant remaining unexercised at the Expiration Date shall thereafter be void.

2.            Exercise.

(a)          Manner of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Term: (i) by the surrender of this Warrant and the Notice of Exercise (in the form attached hereto as Exhibit A), duly completed and executed on behalf of the Holder, at the principal executive office of the Company located at 15850 Dallas Parkway, Suite 140, Dallas, Texas 75248, or such other office as the Company shall notify the Holder of in writing (the “Principal Office”); and (ii) upon payment, by wire transfer of immediately available funds to an account designated by the Company of the aggregate Exercise Price for the Shares to be purchased, or other payment method agreeable to the Company (except that any payment must be made in accordance with applicable securities laws).

(b)          Time of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above (the “Exercise Date”), and the Holder (or other individual or entity (“Person”) entitled to receive the Shares issuable upon such exercise in accordance with the terms hereof) shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date.

(c)          Delivery of Certificate and Balance Warrant. As promptly as practicable on or after the Exercise Date and in any event within three (3) days thereafter, the Company, at its expense, will issue and deliver to the Holder (or other Person entitled to receive the Shares issuable upon exercise of this Warrant in accordance with the terms hereof) a certificate or certificates for the Shares issuable upon such exercise or, if such Shares are not certificated, other appropriate written evidence of the issuance of the Shares. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver to the Holder (or its successor or permitted assignee) a new warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised after giving effect to all previous exercises and adjustments.

(d)          Rescission Rights. If the Company fails to issue or cause to have issued the Shares issuable upon such exercise of the Warrant within three (3) days of the Exercise Date, then the Holder will have the right to rescind such exercise.

(e)          Charges, Taxes and Expenses. Issuance of the Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses shall be paid by the Company, and such Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder in the Notice of Exercise. The Company shall pay all fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Shares.

(f)          No Fractional Shares. This Warrant my only be exercised for whole Shares, and in no event shall any fractional Share be issued upon any exercise of this Warrant.

(g)          Limitation on Exercise. Notwithstanding anything to the contrary contained in this Warrant, in no event shall the Holder be entitled to exercise this Warrant, or to receive Shares issuable upon exercise of this Warrant, for an amount of Shares which, as of the date of such exercise, is in excess of the number of shares of Common Stock that the Company has sold and issued, and the Holder has purchased, under the Stock Purchase Agreement, pursuant to which, among other things, this Warrant was issued.

3.            Adjustments.

(a)          Reclassification. If the Company, at any time while this Warrant, or any portion hereof, is outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price shall be proportionately adjusted, as appropriate.

(b)          Subdivision or Combination of Shares. If the Company, at any time while this Warrant, or any portion hereof, is outstanding and unexpired, shall split or subdivide the securities for which this Warrant is exercisable into a greater number of securities of the same class, then the amount of securities for which this Warrant is exercisable shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the Company, at any time while this Warrant, or any portion hereof, is outstanding and unexpired, shall reverse split or combine the securities for which this Warrant is exercisable into a lesser number of securities of the same class, then the amount of securities for which this Warrant is exercisable shall be proportionately decreased and the Exercise Price shall be proportionately increased.

(c)          Adjustments for Non-Cash Dividends. If, at any time while this Warrant, or any portion thereof, is outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or property (other than cash) of the Company by way of dividend or distribution (collectively, a “Dividend”), then, in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional securities or property (other than cash) of the Company that the Holder (or its successor or permitted assignee) would hold on the date of exercise of this Warrant had it been the holder of record of the security receivable upon exercise of this Warrant on the record date fixed with respect to the Dividend and had thereafter, during the period from the date thereof through and including the date of such exercise, retained such securities and all other additional securities which it would have received during such period as a result of its ownership thereof, giving effect to all adjustments called for during such period by the provisions of this Warrant.

4.            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction in which the Company is the survivor (such surviving entity, the “Successor Entity”), the Successor Entity shall succeed to, and be substituted for, the Company (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other documents entered into in connection with the Transactions referring to the “Company” shall refer instead to the Successor Entity), and the Successor Entity may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other documents entered into in connection with the Transactions with the same effect as if such Successor Entity had been named as the Company herein.

5.            Certain Other Matters.

(a)          All calculations under Section 3 and Section 4 shall be made to the nearest cent or whole Share, as the case may be. For purposes of Section 3 and Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(b)          No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least U.S. $0.01 per Share; provided, however, that any adjustments which by reason of this Section 5(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)          If, as a result of an adjustment made pursuant to Section 3 or Section 4, the Holder (or its successor or permitted assignee) shall become entitled to receive shares of more than one class or series of capital stock of the Company, then the Board (whose determination shall be final and conclusive) shall determine, in good faith, the allocation of the adjusted Exercise Price between or among the shares of such multiple classes or series of capital stock of the Company.

(d)          If any event shall occur as to which the other provisions of Section 3 or Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly preserve the purchase rights represented by this Warrant in accordance with the essential intent and principles of the adjustments set forth in Section 3 and Section 4, then, in each such case, the Board (whose determination shall be final and conclusive) shall determine, in good faith, the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to fairly preserve the purchase rights represented by this Warrant.

6.            Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 3 or Section 4, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder (or its successor or permitted assignee) a certificate setting forth, in reasonable detail, the event requiring such adjustment or readjustment, the amount of such adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the adjusted or readjusted Exercise Price and adjusted or readjusted number of Shares or amount of other securities or property that would be received upon the exercise of this Warrant.

7.            Legend. Each stock certificate representing Shares issued upon exercise of this Warrant shall have conspicuously endorsed thereon the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

8.            Shares to be Fully Paid. When issued and delivered in accordance with this Warrant to the Holder (or its successor or permitted assignee) upon payment to the Company of the applicable Exercise Price, the Shares issued by the Company pursuant to this Warrant will be fully paid and non-assessable with no personal liability attaching to ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever except for restrictions on transfer under the Stock Purchase Agreement and under applicable federal and state securities laws.

9.            Company to Reserve Shares. At all times while this Warrant, or any portion hereof, is outstanding and unexpired, the Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued capital stock, for the purpose of effecting the exercise of this Warrant, the full number of Shares then deliverable upon the exercise of this Warrant. The issuance of this Warrant shall constitute full authority to those officers of the Company who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon exercise of this Warrant.

10.          Exchange of Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed, then the Company shall execute and deliver to the Holder (or its successor or permitted assignee) a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and upon receipt of indemnity reasonably satisfactory to the Company.

11.          No Rights as Stockholder. Except as otherwise provided herein, this Warrant, to the extent not exercised, will not entitle the Holder to any of the rights, including, without limitation, voting rights, information rights and rights to receive dividends or distributions, of a stockholder of the Company.

12.          Amendment. This Warrant may not be modified or amended, except with the prior written consent of the Holder (or its successor or permitted assignee) and the Company. Any instrument given by or on behalf of the Holder (or its successor or permitted assignee) in connection with any consent to any modification or amendment of this Warrant will be conclusive and binding on any and all subsequent holders of this Warrant.

13.          Transfer. Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended, or any state securities laws, and such securities may not be offered for sale, sold, assigned, pledged, or otherwise disposed of, unless they are registered under the Securities Act of 1933, as amended, and such state laws or the transaction is exempt from the registration requirements thereof. Subject to the foregoing, upon surrender of this Warrant as a result of a transfer hereof, the Company, at the expense of the Company, will issue and deliver to, or to the order of, the transferee a new Warrant in the name of such transferee, exercisable for the number of Shares for which this Warrant may then be exercised after giving effect to all previous exercises and adjustments. Subject to the foregoing, nothing herein shall be construed to limit the number of transfers of the Warrant (including transfers of fractional interests herein).

14.          Successors and Assigns. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and permitted assigns.

15.          Titles and Subtitles. The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting any term or provision of this Warrant.

16.          Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas for all purposes and in all respects, without regard to the conflict of law provisions of such state.

[ SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Effective Date set forth above.

DGSE Companies, Inc.,
a Delaware corporation

By:
Name: Matthew Peakes
Title: Chief Executive Officer and President

Warrant Signature Page

EXHIBIT A

NOTICE OF EXERCISE

Dated: ________, 20__

The undersigned hereby elects to purchase ____ shares (the “Shares”) of common stock of DGSE Companies, Inc. (the “Company”) pursuant to the terms of the warrant issued to the undersigned, effective as of ______________, 2016, a copy of which is attached hereto (the “Warrant”), and tenders herewith payment to the Company of U.S. $0.65 per Share, for an aggregate purchase price of U.S. $__________, representing payment in full for the Shares in accordance with the terms of the Warrant. Such aggregate purchase price is being paid by wire transfer of immediately available funds to an account designated by the Company, or other payment method agreeable to the Company. Until the earlier of the Expiration Date (as defined in the Warrant) and such time as the Warrant is exercised in full, the Exercise Price (as defined in the Warrant) and the number of Shares (or consideration) issuable upon exercise of the Warrant are subject to adjustment as provided in the Warrant.

Please issue certificate(s) representing the Shares, and a new warrant for the unexercised portion of the Warrant [strike if not applicable], in the name of the undersigned, and deliver such certificate(s) and new warrant [strike if not applicable] to the undersigned at the following address:

Elemetal, LLC

15850 Dallas Parkway

Dallas, Texas 75248

Attn: President/CEO

Elemetal, LLC

By:

Name:
Title: